Exhibit 8.2

1201 Edwards Mill Road, Suite 300
Raleigh, NC
O 919.781.1458 F 919.781.9270
www.mcgladrey.com

Boards of Directors

Franklin Financial Corporation MHC

FFC, Inc.

Franklin Federal Savings Bank

Franklin Financial Corporation

Ladies and Gentlemen:

You have requested our opinion concerning the Virginia state income tax consequences resulting from the proposed conversion of Franklin Financial Corporation MHC, a federal mutual holding company (the “Mutual Holding Company”) into the capital stock form of organization (the “Conversion”) to be effected pursuant to the terms of the Plan of Conversion and Reorganization adopted on September 18, 2008 and as amended and restated (the “Plan”). Capitalized terms not defined herein shall have the meaning ascribed to such terms in the Plan.

Facts and Assumptions

Current Structure

At the present time, Mutual Holding Company owns all of the outstanding common stock of FFC, Inc. (the “Mid-Tier Holding Company”). Mid-Tier Holding Company owns all of the outstanding common stock of the Bank. The only outstanding equity securities of Mid-Tier Holding Company and the Bank are shares of common stock. Mutual Holding Company is a mutual form of organization without authority to issue capital stock and is owned by its depositors, who are entitled to voting rights and liquidation proceeds, after payment of creditors, upon the complete liquidation of Mutual Holding Company.

Proposed Transactions

In the proposed transactions and the Offerings, Holding Company will become the owner of 100% of the outstanding common stock of the Bank and Holding Company will be owned by the persons acquiring Holding Company Common Stock in the Offerings, with Eligible Account Holders and Supplemental Eligible Account Holders possessing rights in the Liquidation Account of Holding Company, including indirect rights in the Bank Liquidation Account.

Steps in the Proposed Transaction

1.	Bank will amend its governing documents to provide for the Bank Liquidation Account.

2.	Mutual Holding Company will merge with and into Mid-Tier Holding Company (the “MHC Merger”) pursuant to an agreement and plan of merger. In the MHC Merger the ownership rights/liquidation interests of depositor members (the Eligible Account Holders and Supplemental Eligible Account Holders) in Mutual Holding Company will be constructively exchanged for equivalent liquidation interests in Mid-Tier Holding Company, and all of the outstanding common stock of Mid-Tier Holding Company held by Mutual Holding Company, representing all of the outstanding capital stock of Mid-Tier Holding Company, will be cancelled.

3.

Immediately after the MHC Merger, Mid-Tier Holding Company will merge with and into Holding Company (the “Mid-Tier Merger”) pursuant to the plan of merger. As part of the Mid-Tier Merger, the liquidation

Boards of Directors

Franklin Financial Corporation MHC

FFC, Inc.

Franklin Federal Savings Bank

Franklin Financial Corporation

January 18, 2011

interests constructively received by the Eligible Account Holders and Supplemental Eligible Account Holders in Mid-Tier Holding Company in the MHC Merger will automatically, without any action on the part of the holders thereof, be exchanged for an interest in the Liquidation Account of Holding Company (and indirectly for an interest in the Bank Liquidation Account), and all of the outstanding common stock of Holding Company held by Mid-Tier Holding Company, representing all of the outstanding capital stock of Holding Company, will be cancelled.

4.	Immediately after the Mid-Tier Merger, the Holding Company will offer for sale and sell a number of shares of Holding Company Common Stock in the Offerings (“Conversion Stock”) that will represent ownership by the purchasers thereof of all of the outstanding capital stock of Holding Company after completion of the Offering.

5.	The Holding Company will contribute at least 50% of the net proceeds of the Offerings to the Bank in exchange for common stock of the Bank.

Consequences of the Proposed Transaction

The Conversion Stock will be owned 100% by the purchasers of shares in the Offerings, and Eligible Account Holders and Supplemental Eligible Account Holders will possess interests in the Liquidation Account and indirectly in the Bank Liquidation Account.

The Liquidation Account will be maintained by Holding Company for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their deposit accounts with the Bank. The Liquidation Account will have an initial balance equal to (a) the Mid-Tier Holding Company’s total shareholders’ equity as reflected in its latest statement of financial condition contained in the final Prospectus utilized in the Conversion plus (b) the value of the net assets of the Mutual Holding Company as reflected in its latest statement of financial condition prior to the Conversion (excluding the value of its ownership of Mid-Tier Holding Company common stock). All outstanding equity securities of the Holding Company will at all times be subject to the liquidation rights in the Liquidation Account of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their deposit accounts with Bank.

Holding company will own all of the common stock of the Bank subject to the liquidation rights in the Bank Liquidation Account of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their deposit accounts with the Bank. Any additional equity securities issued by the Bank in the future will likewise be subject to such liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders.

Except as expressly described above, we have not undertaken any investigation to confirm or verify any of the facts or representations described in this memorandum, and we have relied on the assumptions described in this memorandum. Any change or addition to these facts and assumptions could materially and adversely affect our analysis and conclusions, so you should contact us immediately if you believe that any of these facts or assumptions are inaccurate.

Federal Income Tax Consequences

Boards of Directors

Franklin Financial Corporation MHC

FFC, Inc.

Franklin Federal Savings Bank

Franklin Financial Corporation

January 18, 2011

The following description of the federal income tax consequences of the proposed transactions is based exclusively on the federal tax opinion provided to you by Kilpatrick Townsend & Stockton LLP, and we have assumed for purposes of this memorandum that the opinion of Kilpatrick Townsend & Stockton LLP regarding the federal income tax consequences of the proposed transactions is correct. We have not undertaken to independently evaluate the federal income tax consequences of the proposed transactions, and, accordingly, express no opinion concerning the federal income tax consequences enumerated below:

1.	The MHC Merger will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code.

2.	The Mutual Holding Company will not recognize any gain or loss on the transfer of its assets to the Mid-Tier Holding Company and the Mid-Tier Holding Company’s assumption of its liabilities, if any, in constructive exchange for liquidation interests in the Mid-Tier Holding Company or on the constructive distribution of such liquidation interests to the members of Mutual Holding Company who are Eligible Account Holders or Supplemental Eligible Account Holders of the Bank. (Sections 361(a), 361(c) and 357(a) of the Code.)

3.	No gain or loss will be recognized by the Mid-Tier Holding Company upon the receipt of the assets of the Mutual Holding Company in the MHC Merger in exchange for the constructive transfer of liquidation interests in the Mid-Tier Holding Company to the members of Mutual Holding Company who are Eligible Account Holders and Supplemental Eligible Account Holders. (Section 1032(a) of the Code.)

4.	Eligible Account Holders and Supplemental Eligible Account Holders will recognize no gain or loss upon the constructive receipt of liquidation interests in the Mid-Tier Holding Company in exchange for their voting and liquidation rights in the Mutual Holding Company. (Section 354(a) of the Code.)

5.	The basis of the assets of Mutual Holding Company to be received by Mid-Tier Holding Company in the MHC Merger will be the same as the basis of such assets in the hands of the Mutual Holding Company immediately prior to the transfer. (Section 362(b) of the Code.)

6.	The holding period of the assets of the Mutual Holding Company to be received by Mid-Tier Holding Company in the MHC Merger will include the holding period of those assets in the hands of the Mutual Holding Company immediately prior to the transfer. (Section 1223(2) of the Code.)

7.	The Mid-Tier Merger of Mid-Tier Holding Company with and into the Holding Company will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Code and will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Code.

8.	The Mid-Tier Holding Company will not recognize any gain or loss on the transfer of its assets to the Holding Company and the Holding Company’s assumption of its liabilities in the Mid-Tier Merger pursuant to which Eligible Account Holders and Supplemental Eligible Account Holders will receive interests in the Liquidation Account of Holding Company in exchange for their liquidation interests in Mid-Tier Holding Company. (Sections 361(a), 361(c) and 357(a) of the Code.)

9.	No gain or loss will be recognized by Holding Company upon the receipt of the assets of Mid-Tier Holding Company in the Mid-Tier Merger. (Section 1032(a) of the Code.)

Boards of Directors

Franklin Financial Corporation MHC

FFC, Inc.

Franklin Federal Savings Bank

Franklin Financial Corporation

January 18, 2011

10.	Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon their constructive exchange of their liquidation interests in Mid-Tier Holding Company for interests in the Liquidation Account of Holding Company. (Section 354 of the Code.)

11.	The basis of the assets of the Mid-Tier Holding Company to be received by the Holding Company in the Mid-Tier Merger will be the same as the basis of such assets in the hands of Mid-Tier Holding Company immediately prior to the transfer. (Section 362(b) of the Code.)

12.	The holding period of the assets of Mid-Tier Holding Company to be received by the Holding Company in the Mid-Tier Merger will include the holding period of those assets in the hands of Mid-Tier Holding Company immediately prior to the transfer. (Section 1223(2) of the Code.)

13.	It is more likely than not that the fair market value of the nontransferable subscription rights to purchase Conversion Stock is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders and Other Voting Members upon distribution to them of nontransferable subscription rights to purchase shares of Conversion Stock. (Section 356(a) of the Code.) Gain, if any, realized by the such account holders and members will not exceed the fair market value of the subscription rights distributed. Eligible Account Holders, Supplemental Eligible Account Holders and Other Voting Members will not recognize any gain as the result of the exercise by them of nontransferable subscriptions rights. (Rev. Rul. 56-572, 1956-2 C.B. 182.)

14.	It is more likely than not that the fair market value of the benefit provided by the Bank Liquidation Account supporting the payment of the Liquidation Account in the event the Holding Company lacks sufficient net assets is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by the Holding Company or Eligible Account Holders and Supplemental Eligible Account Holders from the establishment or maintenance of the Bank Liquidation Account or the deemed distribution to the Holding Company for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders of rights in, or deemed distribution to Eligible Account Holders and Supplemental Eligible Account Holders of rights in, the Bank Liquidation Account in the Mid-Tier Merger. (Section 356(a) of the Code.)

15.	It is more likely than not that the basis of the Conversion Stock purchased in the Offering through the exercise of the nontransferable subscription rights will be the purchase price thereof. (Section 1012 of the Code.)

16.	The holding period of the Conversion Stock purchased pursuant to the exercise of subscriptions rights will commence on the date on which the right to acquire such stock was exercised. (Section 1223(5) of the Code.)

Virginia State Income Tax Consequences

Virginia conforms to the Internal Revenue Code and other provisions of the laws of the United States relating to federal income taxes as those laws existed on January 22, 2010.1 Unless a different meaning is clearly required, any

[1]	Va. Code Ann. §58.1-301(B).

Boards of Directors

Franklin Financial Corporation MHC

FFC, Inc.

Franklin Federal Savings Bank

Franklin Financial Corporation

January 18, 2011

term used for Virginia income tax purposes shall have the same meaning as when used in a comparable context in the Internal Revenue Code.2

Virginia taxable income for a taxable year means the federal taxable income and any other income to the corporation under federal law, with modifications for specifically enumerated addition or subtraction adjustments.3

These specific modifications include adjustments for:

•	Special bonus depreciation under Internal Revenue Code §§168(k), 168(l), 168(m), 1400L, and 1400N.

•	Five-year carryback of NOLs under Internal Revenue Code §172(b)(1)(H).

•	Certain cancellation of debt income under Internal Revenue Code §108(i).

•	Original issue discount on applicable high yield discount obligations under Internal Revenue Code §163(e)(5)(F).

•	Increase in federal earned income tax credit under Internal Revenue Code § 32(b)(3).

•	Increase in deduction for certain domestic production income under Internal Revenue Code § 199.

•	Deduction for qualified motor vehicle taxes pursuant to Internal Revenue Code §164(a)(6).

None of the specific adjustments included in Virginia income tax law pertain to the provisions of the Internal Revenue Code implicated in the federal tax opinion provided by Kilpatrick Townsend & Stockton LLP.

Accordingly, based upon and subject to the foregoing and the qualifications and limitations set forth herein below, it is our opinion for Virginia state income tax purposes, as follows:

1.	Virginia conforms to Internal Revenue Code § 368(a)(1)(A). Accordingly, the MHC Merger will qualify as a tax-free reorganization for Virginia income tax purposes pursuant to Internal Revenue Code § 368(a)(1)(A).

2.	Virginia conforms to Internal Revenue Code §§ 361(a), 361(c) and 357(a). Accordingly, the Mutual Holding Company will not recognize any gain or loss on the transfer of its assets to the Mid-Tier Holding Company and the Mid-Tier Holding Company’s assumption of its liabilities, if any, in constructive exchange for liquidation interests in the Mid-Tier Holding Company or on the constructive distribution of such liquidation interests to the members of Mutual Holding Company who are Eligible Account Holders or Supplemental Eligible Account Holders of the Bank. (Sections 361(a), 361(c) and 357(a) of the Code.)

3.	Virginia conforms to Internal Revenue Code § 1032(a). Accordingly, no gain or loss will be recognized by the Mid-Tier Holding Company upon the receipt of the assets of the Mutual Holding Company in the MHC Merger in exchange for the constructive transfer of liquidation interests in the Mid-Tier Holding Company to the members of Mutual Holding Company who are Eligible Account Holders and Supplemental Eligible Account Holders. (Section 1032(a) of the Code.)

4.	Virginia conforms to Internal Revenue Code § 354(a). Accordingly, Eligible Account Holders and Supplemental Eligible Account Holders will recognize no gain or loss upon the constructive receipt of

[2]	Va. Code Ann. §58.1-301(A).
[3]	Va. Code Ann. § 58.1-402(A).

Boards of Directors

Franklin Financial Corporation MHC

FFC, Inc.

Franklin Federal Savings Bank

Franklin Financial Corporation

January 18, 2011

liquidation interests in the Mid-Tier Holding Company in exchange for their voting and liquidation rights in the Mutual Holding Company. (Section 354(a) of the Code.)

5.	Virginia conforms to Internal Revenue Code § 362(b). Accordingly, the basis of the assets of Mutual Holding Company to be received by Mid-Tier Holding Company in the MHC Merger will be the same as the basis of such assets in the hands of the Mutual Holding Company immediately prior to the transfer. (Section 362(b) of the Code.)

6.	Virginia conforms to Internal Revenue Code § 1223(2). Accordingly, the holding period of the assets of the Mutual Holding Company to be received by Mid-Tier Holding Company in the MHC Merger will include the holding period of those assets in the hands of the Mutual Holding Company immediately prior to the transfer. (Section 1223(2) of the Code.)

7.	Virginia conforms to Internal Revenue Code § 368(a)(1)(F). Accordingly, the Mid-Tier Merger of Mid-Tier Holding Company with and into the Holding Company will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Code and will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Code.

8.	Virginia conforms to Internal Revenue Code §§ 361(a), 361(c) and 367(a). Accordingly, the Mid-Tier Holding Company will not recognize any gain or loss on the transfer of its assets to the Holding Company and the Holding Company’s assumption of its liabilities in the Mid-Tier Merger pursuant to which Eligible Account Holders and Supplemental Eligible Account Holders will receive interests in the Liquidation Account of Holding Company in exchange for their liquidation interests in Mid-Tier Holding Company. (Sections 361(a), 361(c) and 357(a) of the Code.)

9.	Virginia conforms to Internal Revenue Code § 1032(a). Accordingly, no gain or loss will be recognized by Holding Company upon the receipt of the assets of Mid-Tier Holding Company in the Mid-Tier Merger. (Section 1032(a) of the Code.)

10.	Virginia conforms to Internal Revenue Code § 354. Accordingly, Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon their constructive exchange of their liquidation interests in Mid-Tier Holding Company for interests in the Liquidation Account of Holding Company. (Section 354 of the Code.)

11.	Virginia conforms to Internal Revenue Code § 362(b). Accordingly, the basis of the assets of the Mid-Tier Holding Company to be received by the Holding Company in the Mid-Tier Merger will be the same as the basis of such assets in the hands of Mid-Tier Holding Company immediately prior to the transfer. (Section 362(b) of the Code.)

12.	Virginia conforms to Internal Revenue Code § 1223(2). Accordingly, the holding period of the assets of Mid-Tier Holding Company to be received by the Holding Company in the Mid-Tier Merger will include the holding period of those assets in the hands of Mid-Tier Holding Company immediately prior to the transfer. (Section 1223(2) of the Code.)

Boards of Directors

Franklin Financial Corporation MHC

FFC, Inc.

Franklin Federal Savings Bank

Franklin Financial Corporation

January 18, 2011

13.	Virginia conforms to the Internal Revenue Code and other provisions of the laws of the United States relating to federal income taxes as those laws existed on January 22, 2010. Accordingly, Virginia conforms to Internal Revenue Code § 356(a) and Rev. Rul. 56-572. As a result, it is more likely than not that the fair market value of the nontransferable subscription rights to purchase Conversion Stock is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders and Other Voting Members upon distribution to them of nontransferable subscription rights to purchase shares of Conversion Stock. (Section 356(a) of the Code.) Gain, if any, realized by the such account holders and members will not exceed the fair market value of the subscription rights distributed. Eligible Account Holders, Supplemental Eligible Account Holders and Other Voting Members will not recognize any gain as the result of the exercise by them of nontransferable subscriptions rights. (Rev. Rul. 56-572, 1956-2 C.B. 182.)

14.	Virginia conforms to Internal Revenue Code § 356(a). Accordingly, it is more likely than not that the fair market value of the benefit provided by the Bank Liquidation Account supporting the payment of the Liquidation Account in the event the Holding Company lacks sufficient net assets is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by the Holding Company or Eligible Account Holders and Supplemental Eligible Account Holders from the establishment or maintenance of the Bank Liquidation Account or the deemed distribution to the Holding Company for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders of rights in, or deemed distribution to Eligible Account Holders and Supplemental Eligible Account Holders of rights in, the Bank Liquidation Account in the Mid-Tier Merger. (Section 356(a) of the Code.)

15.	Virginia conforms to Internal Revenue Code § 1012. Accordingly, it is more likely than not that the basis of the Conversion Stock purchased in the Offering through the exercise of the nontransferable subscription rights will be the purchase price thereof. (Section 1012 of the Code.)

16.	Virginia conforms to Internal Revenue Code § 1223(5). Accordingly, the holding period of the Conversion Stock purchased pursuant to the exercise of subscriptions rights will commence on the date on which the right to acquire such stock was exercised. (Section 1223(5) of the Code.)

Sincerely,

/s/ RSM McGladrey, Inc.

Boards of Directors

Franklin Financial Corporation MHC

FFC, Inc.

Franklin Federal Savings Bank

Franklin Financial Corporation

January 18, 2011

CONSENT

We hereby consent to the filing of the opinion as an exhibit to the Mutual Holding Company’s Application for Conversion filed with the OTS and to the Holding Company’s Registration Statement on Form S-1 as filed with the SEC. We also consent to any references to our firm in the Prospectus contained in the Application for Conversion and Form S-1.

Sincerely,

/s/ RSM McGladrey, Inc.